Exhibit 3.2

Date and Time: April 2, 2012 08:56 AM Pacific Time

Mailing Address: PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard St. Victoria BC 250 356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: April 2, 2012 12:01 AM Pacific Time

Incorporation Number:            BC0712851

Recognition Date and Time: January 1, 2005 12:01 AM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company: SOPHIRIS BIO INC.

REGISTERED OFFICE INFORMATION Mailing Address: 2900 - 550 BURRARD STREET VANCOUVER BC V6C 0A3 CANADA	Delivery Address: 2900 - 550 BURRARD STREET VANCOUVER BC V6C 0A3 CANADA

RECORDS OFFICE INFORMATION Mailing Address: 2900 - 550 BURRARD STREET VANCOUVER BC V6C 0A3 CANADA	Delivery Address: 2900 - 550 BURRARD STREET VANCOUVER BC V6C 0A3 CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name: Leff, Jonathan

Mailing Address: 450 LEXINGTON AVENUE NEW YORK NY 10017 UNITED STATES	Delivery Address: 450 LEXINGTON AVENUE NEW YORK NY 10017 UNITED STATES

Last Name, First Name, Middle Name: Sobti, Amit

Mailing Address: C/O WARBURG PINCUS LLC 450 LEXINGTON AVENUE NEW YORK NY 10017 UNITED STATES	Delivery Address: C/O WARBURG PINCUS LLC 450 LEXINGTON AVENUE NEW YORK NY 10017 UNITED STATES

Last Name, First Name, Middle Name: Ekman, Lars

Mailing Address: 213 AVENIDA CORTEZ LA JOLLA CA 92037 UNITED STATES	Delivery Address: 213 AVENIDA CORTEZ LA JOLLA CA 92037 UNITED STATES

Last Name, First Name, Middle Name: Rohn, William R.

Mailing Address: PO BOX 676367 RANCHO SANTA FE CA 92067 UNITED STATES	Delivery Address: 16999 CIRCA DEL SUR RANCHO SANTA FE CA 92067 UNITED STATES

Last Name, First Name, Middle Name: Geltosky, Jack

Mailing Address: 1615 SORRELL ROAD MALDERN PA 19355 UNITED STATES	Delivery Address: 1615 SORRELL ROAD MALDERN PA 19355 UNITED STATES

Last Name, First Name, Middle Name: HEPPELL, JAMES L.

Mailing Address: 4505 STONEHAVEN AVENUE NORTH VANCOUVER BC V7G 1E7 CANADA	Delivery Address: 4505 STONEHAVEN AVENUE NORTH VANCOUVER BC V7G 1E7 CANADA

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RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

June 1, 2005

AUTHORIZED SHARE STRUCTURE

1. No Maximum	Common Shares	Without Par Value With Special Rights or Restrictions attached

2. No Maximum	Preferred Shares	Without Par Value With Special Rights or Restrictions attached

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